UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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INSMED INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Insmed Incorporated
8720 Stony Point Parkway, Suite 200
Richmond, VA 23235

SPECIAL MEETING OF SHAREHOLDERS

October 31, 2006

To the Shareholders:

We cordially invite you to attend a Special Meeting of Shareholders to be held at Insmed Incorporated, 8720 Stony Point Parkway, Suite 200, Richmond, Virginia 23235 on November 30, 2006, at 9:00 a.m., Eastern Standard Time. A formal notice of the meeting, together with a proxy statement and proxy form, is enclosed with this letter. The notice points out that you will be asked to (i) approve the amendment and restatement of our 2000 Employee Stock Purchase Plan and (ii) conduct such other business that is properly brought before the meeting.

Please read the notice and proxy statement carefully, complete the proxy form and mail it promptly. A postage-paid return envelope is enclosed for your convenience.

Whether or not you plan to attend the special meeting in person and regardless of the number of shares of Insmed common stock you own, please complete, sign, date and return the enclosed proxy promptly in the accompanying prepaid envelope so that it is received by Insmed on or before November 29, 2006.

Sincerely yours,

GEOFFREY ALLAN, PH.D.
President
Chairman of the Board
Chief Executive Officer

INSMED INCORPORATED

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Insmed Incorporated will be held at Insmed Incorporated, 8720 Stony Point Parkway, Suite 200, Richmond, Virginia, 23235 on November 30, 2006, at 9:00 a.m., Eastern Standard Time to approve (i) the amendment and restatement of our 2000 Employee Stock Purchase Plan and (ii) conduct such other business properly brought before the meeting.

Holders of record of shares of Insmed common stock at the close of business on October 25, 2006, will be entitled to vote at the meeting.

You are requested to complete, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the special meeting. A postage-paid return envelope is enclosed for your convenience. If you are present at the special meeting, you may vote in person even if you already have sent in your proxy.

By Order of the Board of Directors

W. McIlwaine Thompson, Jr.,
Corporate Secretary

October 31, 2006

PROXY STATEMENT
for
SPECIAL MEETING OF SHAREHOLDERS
of
INSMED INCORPORATED
To be held November 30, 2006

Solicitation of Proxies

The Board of Directors (the “Board”) of Insmed Incorporated (“Insmed”, which may be referred to as the “Company”, “we”, “us” or “our”) is soliciting your proxy for a Special Meeting of Shareholders to be held at Insmed Incorporated, 8720 Stony Point Parkway, Suite 200, Richmond, Virginia, on November 30, 2006, at 9:00 a.m., Eastern Standard Time. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about October 31, 2006.

Information about the Special Meeting

Who May Vote.    Shareholders of record at the close of business on October 25, 2006 will be entitled to notice of and to vote at the Special Meeting of Shareholders. As of October 25, 2006, we had 100,268,054 outstanding shares of common stock, $.01 par value per share (“Insmed Common Stock”). Each share of Insmed Common Stock entitles the holder thereof to one vote with respect to all matters submitted to shareholders at the Special Meeting of Shareholders.

Quorum and Vote Required to Approve an Item on the Proxy.    A majority of the outstanding shares of Insmed Common Stock entitled to vote on the matter, represented in person or by proxy, constitutes a quorum for the transaction of business at the Special Meeting of Shareholders with respect to a matter. The affirmative vote of a majority of the shares represented at the Special Meeting of Shareholders and entitled to vote shall be the act of the shareholders with respect to a matter. A shareholder may abstain with respect to any matter submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant matter.

A broker who holds shares in “street name” has the authority to vote on certain matters when it has not received instructions from the beneficial owner. Except for certain matters for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Special Meeting of Shareholders. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the relevant matter.

Revoking a Proxy.    Anyone giving a proxy may revoke it at any time before it is voted by voting in person at the Special Meeting of Shareholders or by delivering a later dated proxy or written notice of revocation to our Corporate Secretary. Attendance at the Special Meeting of Shareholders will not itself revoke a proxy. A proxy voting in favor of or against a particular matter, if executed and not revoked, will be voted at the Special Meeting of Shareholders. If a proxy contains any specific instructions, the proxy will be voted in accordance with such instructions.

Cost of Soliciting Proxies.    We will pay the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited in person or by telephone by our employees. We have engaged Georgeson Inc. to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. We will pay that firm approximately $7,000 for its services and reimburse its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related items and will indemnify Georgeson Inc. from any losses arising from that firm’s proxy soliciting services on our behalf.

Principal Executive Offices of Insmed Incorporated

The address of our principal executive offices is 8720 Stony Point Parkway, Suite 200, Richmond, Virginia, 23235.

PROPOSAL

AMENDMENT AND RESTATEMENT OF
2000 EMPLOYEE STOCK PURCHASE PLAN

The Board has adopted, and is seeking shareholder approval of the amendment and restatement of our 2000 Employee Stock Purchase Plan (“Amended and Restated Stock Purchase Plan”) that would, among other things, increase the number of shares of Insmed Common Stock reserved and available for issuance under our existing 2000 Employee Stock Purchase Plan, as amended (the “Existing Stock Purchase Plan”), by 1,000,000 shares to a total of 1,500,000 shares. The Board believes that the number of shares currently remaining available for issuance under the Existing Stock Purchase Plan (105,479 shares) is not sufficient for future grants to Insmed’s employees and therefore requests shareholder approval of this amendment and restatement. The amendment and restatement would also extend the term of the Existing Stock Purchase Plan for an additional ten years and modify certain other terms of the Existing Stock Purchase Plan.

The purpose of the Amended and Restated Stock Purchase Plan is to attract individuals with ability and initiative by enabling such individuals to participate in the future success of the Company and to better align their interests with those of the Company and its shareholders. The Existing Stock Purchase Plan and the Amended and Restated Stock Purchase Plan are employee stock purchase plans under Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”). Under the Existing Stock Purchase Plan and the Amended and Restated Stock Purchase Plan, eligible employees may authorize the Company to deduct amounts from their compensation, which amounts are used to enable the employees to exercise options to purchase shares of Insmed Common Stock.

The additional shares that are proposed to be reserved under the Amended and Restated Stock Purchase Plan have an aggregate value of $1,270,000.00, based on the October 25, 2006 closing price of Insmed Common Stock as reported on The NASDAQ Global Market of $1.27 per share.

Vote Required For Approval

The amendment and restatement of the Existing Stock Purchase Plan will not take effect unless it is approved by the affirmative vote of a majority of the votes cast by the holders of the shares of Insmed Common Stock represented and entitled to vote at the Special Meeting of Shareholders, provided that a quorum is present.

Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED STOCK PURCHASE PLAN.

Summary of the Amended and Restated Stock Purchase Plan

The following is a description of the material terms of the Amended and Restated Stock Purchase Plan and is intended to be a summary only. The following summary also highlights the material differences between the Existing Stock Purchase Plan and the Amended and Restated Stock Purchase Plan. This summary is qualified in its entirety by the Amended and Restated Stock Purchase Plan, a copy of which is attached hereto as Exhibit A.

The Amended and Restated Stock Purchase Plan is administered by the Compensation Committee of the Board. The Amended and Restated Stock Purchase Plan provides that all employees of the Company and certain of its subsidiaries whose customary employment is for more than 20 hours per week are eligible to participate in the Amended and Restated Stock Purchase Plan, provided, however, that persons who are deemed under Section 423(b)(3) of the Code to own 5% or more of the Company’s voting stock are excluded from participation. The number of employees potentially eligible to participate in the Amended and Restated Stock Purchase Plan is currently approximately 149 persons.

The Amended and Restated Stock Purchase Plan provides for two “purchase periods” each year, the first commencing on the first business day on or after January 1 of each year and continuing through the last business day on or before June 30 of such year, and the second commencing on the first business day on or after July 1 of each year and continuing through the last business day on or before December 31 of such year. Eligible employees may elect to become participants in the Amended and Restated Stock Purchase Plan by enrolling prior to December 15th for the first purchase period or June 15th for the second purchase period. Shares are purchased through the accumulation of payroll deductions of not less than 1% nor more than 15% of each participant’s compensation. The maximum number of shares of Insmed Common Stock that can be purchased under the Amended and Restated Stock Purchase Plan by any participant during any calendar year is that number having a fair market value of $25,000 on the first day of the purchase period in which the shares are purchased. Under the Amended and Restated Stock Purchase Plan, the Compensation Committee also has the authority to specify a lesser number of shares that may be purchased in advance of an offering period. Subject to the appropriate maximum limit, the number of shares to be purchased is determined by dividing the participant’s accumulated payroll deductions on the last day of the purchase period by the purchase price per share for the stock. The purchase price per share will be the lower of 85% of the fair market value of Insmed Common Stock as of either the first or last day of the purchase period.

An option granted under either the Existing Stock Purchase Plan or the Amended and Restated Stock Purchase Plan is not transferable by the participant except by will or by the laws of descent and distribution. The Amended and Restated Stock Purchase Plan allows employees to cease their participation in an offering at any time by delivering a written notice of withdrawal to the appropriate payroll location. Such withdrawal will be effective as of the next business day. The Existing Stock Purchase Plan requires that an employee wishing to cease participation in an offering give notice at least 30 days before the end of an offering period. Participation in the Existing Stock Purchase Plan and the Amended and Restated Stock Purchase Plan automatically ceases upon termination of employment with the Company.

The number of shares that are reserved for issuance under the Amended and Restated Stock Purchase Plan is subject to adjustment for stock splits and similar events. The proceeds received by the Company under the Amended and Restated Stock Purchase Plan will be used for the general purposes of the Company. Shares issued under the Amended and Restated Stock Purchase Plan may be authorized but unissued shares or shares reacquired by the Company and held in its treasury, or shares from any other proper source.

The Existing Stock Purchase Plan was originally effective as of April 5, 2000 for a term of ten years. At the 2005 Annual Meeting of Shareholders of the Company, the shareholders voted to extend the term of the Existing Stock Purchase Plan to March 30, 2015. If the Amended and Restated Stock Purchase Plan is approved by shareholders, the changes to the Existing Stock Purchase Plan will become effective on November 30, 2006 and the Amended and Restated Stock Purchase Plan will remain in effect until November 30, 2016, unless it is earlier suspended or discontinued by the Board. The Board may at any time amend, revise or terminate the Amended and Restated Stock Purchase Plan for any purposes. Certain amendments, such as amendments increasing the number of shares of Insmed Common Stock available under the Amended and Restated Stock Purchase Plan, will not be effective until approved by shareholders.

New Plan Benefits

Since participation in the Amended and Restated Stock Purchase Plan is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the Amended and Restated Stock Purchase Plan are not determinable.

The following table sets forth, as to the Named Executive Officers (as defined under “Executive Compensation” below), all current executive officers as a group, all current directors who are not executive officers as a group and all other employees as a group, the following information regarding benefits received or allocated in 2005 to the persons and groups set forth below with respect to the Existing Stock Purchase Plan (i) the market value of the shares of common stock issued as of October 25, 2006 based on a closing price of $1.27 on NASDAQ on that date, minus the purchase price of such shares; and (ii) the number of shares of common stock issued under the Existing Stock Purchase Plan during the fiscal year ended December 31, 2005.

Plan Benefits Existing Employee Stock Purchase Plan
Name and Principal Position	Dollar Value ($)	Number of Shares Issued (#)
Geoffrey Allan, Ph.D. Chairman of the Board, Chief Executive Officer and President	0	0
Ronald D. Gunn, M.B.A., M.S. Executive Vice President and Chief Operating Officer	0	0
Thomas A. Keuer Senior Vice President, Insmed Therapeutic Proteins	22,778.72	17,936
Andreas Sommer, Ph.D. Chief Scientific Officer	0	0
Kevin P. Tully, C.G.A. Executive Vice President and Chief Financial Officer	0	0
Philip J. Young Executive Vice President, Commercial Operations and Chief Business Officer	20,554.95	16,185
Executive Group (6 persons)	43,333.67	34,121
Non-Executive Director Group (0 persons)	0	0
Non-Executive Officer Employee Group	172,341.54	135,702

Federal Income Tax Considerations under the Amended and Restated Stock Purchase Plan

The Amended and Restated Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423(b) of the Code, which provides that an employee participating in the plan is not required to pay any federal income tax when joining the Amended and Restated Stock Purchase Plan or when purchasing the shares of Insmed Common Stock at the end of an offering. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them.

If shares acquired under the Amended and Restated Stock Purchase Plan are sold more than two years after the first day of the purchase period pursuant to which the shares were purchased, no taxable income results if the proceeds of the sale are equal to or less than the price paid for the shares. If the proceeds of the sale are higher than the purchase price, the employee will recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) 15% of the fair market value of the Insmed Common Stock on the first day of the purchase period pursuant to which the shares were purchased or (b) the excess of the amount actually received for the shares over the amount paid. In addition, the employee may recognize long-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and the employee’s basis in the shares (i.e., the employee’s purchase price plus the amount taxed to the employee as ordinary income). No deduction is allowed to the Company.

If shares acquired under the Amended and Restated Stock Purchase Plan are sold within two years of the first day of the purchase period pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the employee’s purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee’s basis in the shares. The amount reportable as ordinary income from a sale made within two years of the first day of the purchase period pursuant to which the shares were purchased will generally be allowed as a tax deduction to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Insmed Common Stock as of October 25, 2006 by (i) all directors and nominees; (ii) each executive officer named in the Summary Compensation Table contained in this Proxy Statement; and (iii) all directors and named executive officers as a group. As of October 25, 2006, there was no person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by Insmed to be the beneficial owner of more than 5% of Insmed Common Stock then outstanding. The total number of shares of Insmed Common Stock outstanding on October 25, 2006 was 100,268,054.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percent of Class
Geoffrey Allan, Ph.D. (2)	1,752,504	1.7%
Kenneth G. Condon, M.B.A. (3)	135,313	*
Graham K. Crooke, MB.BS (4)	225,000	*
Steinar J. Engelsen, M.D. (5)	123,125	*
Ronald D. Gunn, M.B.A., M.S. (6)	391,379	*
Thomas A. Keuer (7)	145,150	*
Melvin Sharoky, M.D. (8)	407,100	*
Andreas Sommer, Ph.D. (9)	430,352	*
Kevin P. Tully, C.G.A.	98,952	*
Randall W. Whitcomb, M.D. (10)	131,000	*
Philip J. Young (11)	168,399	*
All directors and named executive officers as a group (11 persons) (12)	4,008,274	4.0%

*	Denotes ownership of less than 1% of the outstanding shares of Insmed common stock.

(1)	Except as indicated otherwise in the footnotes, shares shown as beneficially owned are those to which the individual has sole voting and investment power. Shares subject to options that are exercisable within 60 days of October 25, 2006, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, and of the directors and executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 751,040 shares issuable upon exercise of options, which options are exercisable within 60 days of October 25, 2006.

(3)	Mr. Condon, a director of Insmed, currently has the right to purchase 75,000 shares upon exercise of options. The number of shares listed opposite Mr. Condon’s name also includes 60,213 shares owned by the Trustees of Boston University.

(4)	Dr. Crooke, a director of Insmed, currently has the right to purchase 175,000 shares upon exercise of options.

(5)	Dr. Engelsen, a director of Insmed, currently has the right to purchase 75,000 shares upon exercise of options.

(6)	Includes 347,918 shares issuable upon exercise of options, which options are exercisable within 60 days of October 25, 2006.

(7)	Includes 116,667 shares issuable upon exercise of options, which options are exercisable within 60 days of October 25, 2006.

(8)	Dr. Sharoky, a director of Insmed, currently has the right to purchase 80,000 shares upon exercise of options. The number of shares listed opposite Dr. Sharoky’s name includes 210 shares which are owned by his minor son, 620 shares which are owned by his minor daughter and 3,600 shares which are owned by his spouse.

(9)	Includes 423,751 shares issuable upon exercise of options, which options are exercisable within 60 days of October 25, 2006.

(10)	Dr. Whitcomb, a director of Insmed, currently has the right to purchase 80,000 shares upon exercise of options. The number of shares listed opposite Dr. Whitcomb’s name includes 21,000 shares that are owned by the Randall W. Whitcomb Living Trust. Dr. Whitcomb and his spouse, Rita K. Whitcomb, are trustees of the Randall W. Whitcomb Living Trust.

(11)	Includes 141,667 shares issuable on exercise of options, which options are exercisable within 60 days of October 25, 2006.

(12)	Represents the sum of the shares beneficially owned by all directors, nominees and executive officers named in the table above. Includes 2,266,043 shares issuable upon the exercise of options, which options are exercisable within 60 days of October 25, 2006.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2005, 2004, and 2003, with respect to certain compensation paid by Insmed to its “named executive officers,” as such term is defined in Item 402(a)(3) of Regulation S-K. Other than the executive officers listed below, none of Insmed’s current executive officers received total cash compensation from Insmed in excess of $100,000 for any of the fiscal years ended December 31, 2005, 2004, and 2003.

	Annual Compensation ($) (1)					Long Term Compensation (1)
Name and Principal Position	Fiscal Year	Salary (2)	Bonus (3)	Other Annual Compen- sation (4)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	Long Term Incentive Plan Payout ($)	All Other Compen- sation ($) (5)
Geoffrey Allan, Ph.D. (6)	2005	395,200	197,600	22,099	—	312,500	—	2,075
Chairman of the Board,	2004	395,200	98,800	21,717	—	—	—	2,075
Chief Executive Officer	2003	395,200	197,600	18,941	—	150,000	—	2,075
and President

Ronald D. Gunn, M.B.A., M.S. (7)	2005	270,000	94,500	—	—	175,000	—	895
Executive Vice President and	2004	261,875	65,469	—	—	—	—	597
Chief Operating Officer	2003	190,900	57,270	203	—	100,000	—	438

Thomas A. Keuer (8)	2005	189,583	87,500	—	—	125,000	—	548
Senior Vice President, Insmed	2004	122,633	24,527	—	—	130,000	—	365
Therapeutic Proteins

Andreas Sommer, Ph.D. (9)	2005	260,000	26,000	4,220	—	50,000	—	2,170
Chief Scientific Officer	2004	260,000	39,000	5,057	—	—	—	2,170
	2003	260,000	26,000	4,165	—	100,000	—	2,170

Kevin P. Tully, C.G.A. (10)	2005	146,083	—	—	—	—	—	568
Executive Vice President and	2004	176,800	44,200	—	—	—	—	851
Chief Financial Officer	2003	176,800	35,360	203	—	100,000	—	851

Philip J. Young (11)	2005	250,000	87,500	—	—	125,000	—	822
Executive Vice President,	2004	173,295	43,324	239,063	—	250,000	—	548
Commercial Operations and
Chief Business Officer

(1)	Except as disclosed in the table, there was no other cash compensation, long-term incentive plan or restricted stock award that required disclosure.

(2)	Includes amounts earned but deferred at the election of the executive, such as salary deferrals under Insmed’s 401(k) plan.

(3)	Amounts in this column reflect the aggregate annual bonuses that were earned for such fiscal year.

(4)	Dr. Allan’s other annual compensation for the periods indicated reflects the personal use of a vehicle provided by Insmed and, for 2003, includes $203 given to all employees by the Company as a holiday gift. Dr. Sommer’s other annual compensation for the periods indicated includes compensation related to the cost of a medical reimbursement program provided by Insmed and, for 2003, includes $203 given to all employees by the Company as a holiday gift. Mr. Gunn’s and Mr. Tully’s other annual compensation for 2003 relates to a holiday gift given to all employees by the Company. In 2004, Mr. Young’s other annual compensation related to relocation expenses paid by Insmed on his behalf.

(5)	Dr. Allan’s, Mr. Gunn’s, Mr. Keuer’s, Dr. Sommer’s, Mr. Tully’s and Mr. Young’s other compensation for 2003, 2004 and 2005 relates to life insurance premiums for coverage in excess of $50,000.

(6)	Dr. Allan served as our President, Chief Executive Officer and Chairman of the Board since our inception in November 1999.

(7)	Mr. Gunn was named Executive Vice President and Chief Operating Officer effective February 1, 2004.

(8)	Mr. Keuer joined Insmed Therapeutic Proteins on April 5, 2004 and was named an executive officer on May 5, 2004.

(9)	Dr. Sommer joined Insmed on August 1, 2000. He is not an executive officer of Insmed but is included in this proxy statement as a named executive officer due to the compensation he received from Insmed in 2005.

(10)	Mr. Tully returned to Insmed as Executive Vice President and Chief Financial Officer on February 20, 2006. He originally joined Insmed in August 2001 and held various positions, including Chief Financial Officer, prior to his departure in August 2005.

(11)	Mr. Young joined Insmed on April 7, 2004 and was named an executive officer on May 5, 2004.

Option Grants in Fiscal Year Ended December 31, 2005

The following tables show the stock options granted to each of the named executive officers during the fiscal year ended December 31, 2005. The Company did not grant any stock appreciation rights (“SARs”) during the fiscal year ended December 31, 2005.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh.)	Expiration Date	5% ($)	10% ($)
Geoffrey Allan, Ph.D.	312,500	17.7%	1.43	12/8/2011	151,980	344,791
Ronald D. Gunn, M.B.A., M.S.	175,000	9.9%	1.43	12/8/2011	85,109	193,083
Thomas A. Keuer	125,000	7.1%	1.43	12/8/2011	60,792	137,917
Andreas Sommer, Ph.D.	50,000	2.8%	1.43	12/8/2011	24,317	55,167
Kevin P. Tully, C.G.A.	—	—	—	—	—	—
Philip J. Young	125,000	7.1%	1.43	12/8/2011	60,792	137,917

(1)	Options vest and become exercisable in equal annual increments over a three year period.

Aggregated Option Exercises in Fiscal Year Ended December 31, 2005 and Fiscal Year-End Option Values

The following table shows the stock options exercised by the named executive officers during the fiscal year ended December 31, 2005 and the number and value of all unexercised options held by the named executive officers at December 31, 2005.

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Geoffrey Allan, Ph.D.	87,500	112,500	873,716	388,784	56,249	220,501
Ronald D. Gunn, M.B.A., M.S.	6,000	5,664	329,166	220,834	39,000	127,500
Thomas A. Keuer	—	—	62,500	192,500	33,500	87,600
Andreas Sommer, Ph.D.	—	—	394,584	97,916	37,500	61,500
Kevin P. Tully, CGA	15,625	3,125	—	—	—	—
Philip J. Young	—	—	62,500	312,500	16,750	117,750

Equity Compensation Plan Information

As of December 31, 2005, Insmed had two equity compensation plans under which it was granting stock options and shares of non-vested stock. Insmed is currently granting stock-based awards under the Insmed Incorporated 2000 Stock Incentive Plan, as amended and restated (the “2000 Plan”), and the Existing Stock Purchase Plan. The 2000 Plan and the Existing Stock Purchase Plan are administered by the Compensation Committee of the Board and the Board.

The 2000 Plan was originally adopted by the Board of Directors and approved by the stockholders in 2000 and its original ten-year term was extended to March 15, 2015 when the plan was last amended. Under the terms of the 2000 Plan, Insmed is authorized to grant a variety of incentive awards based on Insmed Common Stock, including stock options (both incentive options and non-qualified options), performance shares and other stock awards. The 2000 Plan currently provides for the issuance of a maximum of 9,250,000 (adjusted for stock splits) shares of Insmed Common Stock. These shares are reserved for awards to all participants in the 2000 Plan, including non-employee directors.

The following table presents information as of December 31, 2005, with respect to the 2000 Plan and the Existing Stock Purchase Plan.

Plan Category (1)	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity Compensation Plans Approved by Shareholders:
2000 Plan	5,924,930	$3.18	2,553,913
Existing Stock Purchase Plan	—	—	182,182
Total:	5,924,930	$3.18	2,736,095 (3)

(1)	The Company does not have any equity compensation plans that have not been approved by its shareholders.

(2)	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.

(3)	To the extent that stock options or stock appreciation rights granted under the 2000 Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of restricted stock or performance units are forfeited, the shares of common stock underlying such grants will again become available for purposes of the 2000 Plan.

DIRECTOR COMPENSATION

Insmed’s non-employee directors receive an annual director’s fee of $15,000 plus $2,000 and reimbursement of expenses for each meeting of the Board attended in person, $1,000 for each Compensation Committee meeting and Nominations and Governance Committee meeting attended in person, $1,500 for each Audit Committee attended in person and $500 for each meeting attended telephonically. In addition, each non-employee director receives an option to purchase 25,000 shares of Insmed Common Stock upon initial election to the Board and options to purchase 17,500 shares of Insmed Common Stock annually, which options vest one year from the date of grant if the director attends at least 75% of the Board meetings in the preceding fiscal year. Directors who are officers or employees of Insmed do not receive any additional compensation for their services as directors.

CHANGE IN CONTROL ARRANGEMENTS

Insmed has entered into Change in Control Agreements with Dr. Allan, Mr. Gunn, Mr. Keuer, Dr. Sommer, Mr. Tully and Mr. Young, which entitle those named executive officers to receive additional benefits in the event of their termination following a change in control of Insmed. Insmed believes that the existence of these potential benefits will benefit Insmed by discouraging turnover and causing such executives to be more able to respond to the possibility of a change in control without being influenced by the potential effect of a change in control on their job security.

For purposes of these agreements, the term “change in control” generally includes:

(a)	the acquisition by another person of beneficial ownership of 40% or more of Insmed Common Stock;

(b)	a proxy contest that results in the replacement of 50% or more of the members of the Board;

(c)	a merger after which Insmed’s stockholders own less than 60% of the surviving corporation’s stock; or

(d)	approval by Insmed’s stockholders of a complete liquidation or dissolution of Insmed.

If, during the one-year period following a change in control, Insmed or its successor terminates the executive’s employment other than for “cause” or the executive voluntarily terminates employment after the executive’s compensation or duties are changed in any material respect from what they were immediately prior to the change in control, the executive shall receive a lump-sum cash payment equal to the sum of the executive’s highest annual salary rate while an employee of Insmed plus a prorated maximum potential bonus. Dr. Allan will receive a lump sum cash payment equal to one and a half (1-1/2) times the sum of his highest annual salary plus his pro-rated maximum bonus potential. In addition, Insmed shall continue to provide to the executive health, dental, long-term disability, life insurance, continuation of director and officer insurance, and the other fringe benefits that the executive received prior to termination.

Under the agreements with the executives, all stock options held by the executive at the time of a change in control will remain exercisable for the term of the option period set forth in his option agreement(s) and any restricted stock held by the executive remains subject to the restrictions set forth in his restricted stock agreement. However, after a change in control all of the stock options held by Dr. Allan and Mr. Gunn will become exercisable and remain exercisable until the earlier to occur of (a) the end of the regular option term and (b) five years from the date of such change of control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following persons served on Insmed’s Compensation Committee from the election on May 11, 2005 through December 31, 2005: Dr. Whitcomb (Chairman), Dr. Sharoky and Dr. Crooke. Neither Dr. Sharoky, Dr. Whitcomb nor Dr. Crooke is or has ever been an officer or employee of Insmed or any of its subsidiaries. Dr. Whitcomb, Dr. Sharoky and Dr. Crooke continued to serve on the Compensation Committee through May 10, 2006, at which time they were re-elected to the Compensation Committee.

COMPENSATION COMMITTEE REPORT

This report of the Compensation Committee (the “Committee”) of the Board describes the objectives of Insmed’s executive compensation program, the various components of the program, and explains the basis on which compensation determinations for the fiscal year ended December 31, 2005 were made by the Committee.

Overall Objectives of Executive Compensation Programs

The Committee’s guiding philosophy is to establish executive compensation policies that are linked to the sustained creation of shareholder value. The following objectives serve as the guiding principles for all compensation decisions:

•	provide a competitive total compensation opportunity that will enable Insmed to attract, retain and motivate highly qualified executives;

•	align compensation opportunities with shareholder interests by making the executive compensation program highly sensitive to Insmed’s performance, which is defined in terms of milestones associated with achieving long-term profitability and creating shareholder value; and

•	provide a strong emphasis on equity-based compensation and equity ownership, creating a direct link between shareholder and management interests.

Compensation Program Components

The Committee believes that the total compensation opportunity available to members of management should consist of base salary, annual bonuses and stock options, with each component geared to the median of the market for all positions in the aggregate. Individuals may be compensated above or below the median of the market based on Insmed’s performance and on considerations of individual performance and experience. The Committee considers all elements of the program when setting compensation levels.

The Committee periodically meets individually with members of management in order to assess progress toward meeting objectives set by the Board for both annual and long-term compensation.

The Committee utilizes compensation surveys to aid in the determination of competitive levels of executive pay. The surveys include companies that are larger and smaller than Insmed. Some surveys are limited to companies in the biotechnology business. The Committee also utilizes executive compensation information compiled from the proxy statements of other biotechnology companies. References to the “market” in this report refer to these survey and proxy data.

Base Salaries

Base salaries are determined in accordance with the responsibilities of each officer, median market data for the position and the officer’s performance achieving corporate goals. The Committee considers each of these factors but does not assign a specific value to each factor. Furthermore, a subjective element is acknowledged in evaluating the officer’s overall span of responsibility and control. Total compensation for Insmed’s officers is believed to be generally in line with the median of the market as described above.

Annual Bonuses

The Committee reviews annual bonuses in conjunction with senior management and has the authority to grant annual bonuses. The bonuses, which at present have guidelines of up to 50% of the CEO’s annual salary and up to 35% of individual officers annual salaries, can be increased beyond these guideline levels at the Committee’s discretion, should the circumstances warrant. Awards are based on an evaluation of the performance, level of responsibility and leadership of the individual in relation to overall corporate results. For the fiscal year ended December 31, 2005, annual bonuses of 10% to 50% of base salaries were awarded to officers based on the attainment by individuals of specific objectives necessary for Insmed to achieve its business plan.

Stock Options and Restricted Awards

The Committee believes strongly that equity based awards are an integral part of total compensation for officers and certain key managers with significant responsibility for Insmed’s long-term results. Stock options that are tied to corporate performance provide an effective means of delivering incentive compensation and also foster stock ownership on the part of management.

The 2000 Plan:

•	authorizes the granting of stock options, SARs, performance shares, restricted stock and other incentive awards, all of which may be made subject to the attainment of performance goals established by the Committee;

•	provides for the enumeration of the business criteria on which an individual’s performance goals are to be based; and

•	establishes the maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a Stock Incentive Plan participant.

In the fiscal year ended December 31, 2005, incentive awards of stock options and performance shares were made in accordance with the performance-based focus of the 2000 Plan.

Discussion of 2005 Compensation for the Chief Executive Officer

Dr. Geoffrey Allan’s base salary as Chief Executive Officer was not increased in the fiscal year ended December 31, 2005, and remained at $395,200, the same level as fiscal years ended December 31, 2004, 2003 and 2002. The Committee intends base salary to provide Dr. Allan with a level of stability and certainty each year and intends that this particular component of compensation not be affected to any significant degree by company performance factors. The remaining components of Dr. Allan’s compensation, however, are largely dependent on Dr. Allan’s performance in relation to overall corporate results as set forth above in the discussion of the annual bonuses. The Committee awarded Dr. Allan a bonus for 2005 of $197,600 in recognition of the leadership that Dr. Allan has shown in managing the business of the company, raising equity and focusing on maximizing long-term value for our shareholders.

Deductibility of Compensation

The Committee has carefully considered Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides certain criteria for the tax deductibility of compensation in excess of $1 million paid to our executive officers. The Committee believes it is in Insmed’s best interests and that of its shareholders to comply with the requirements of Section 162(m), but the Committee intends to preserve the flexibility to reward executives consistent with Insmed’s pay philosophy for each compensation element. The Committee intends that grants of options, awards of performance shares, restricted stock and other incentive awards under the 2000 Plan comply with the requirements of Section 162(m).

THE COMPENSATION COMMITTEE
Randall W. Whitcomb, M.D., Chairman
Graham K. Crooke, MB.BS
Melvin Sharoky, M.D.

March 24, 2006

PERFORMANCE GRAPH

The following graph compares cumulative returns for Insmed, the NASDAQ Market Index and the NASDAQ Pharmaceutical Index since December 29, 2000. The comparison assumes $100 was invested on December 29, 2000 and dividends were reinvested.

Date	Insmed	NASDAQ Market Index	NASDAQ Pharmaceutical Index
December 29, 2000	$100.00	$100.00	$100.00
June 29, 2001	259.15	88.36	92.69
December 31, 2001	110.12	79.98	84.93
June 28, 2002	40.36	60.80	52.82
December 31, 2002	12.94	55.69	52.23
June 30, 2003	77.54	67.80	73.50
December 31, 2003	85.62	83.90	78.77
June 30, 2004	64.57	86.19	94.39
December 31, 2004	63.39	91.96	98.35
June 30, 2005	28.25	87.65	90.84
December 30, 2005	56.79	94.16	109.10

SEPARATE COPIES FOR BENEFICIAL HOLDERS

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement by sending a request to Insmed Incorporated, 8720 Stony Point Parkway, Suite 200, Richmond, Virginia, 23235 Attention: Corporate Secretary or by calling (804) 565-3000. Beneficial owners who share an address and receive multiple copies of Insmed’s annual report and proxy statements may request one copy of each document by contacting Insmed in the manner described above.

OTHER MATTERS

The Board is not aware of any matters to be presented for action at the Special Meeting of Shareholders other than as set forth herein. If any other matters properly come before the Special Meeting of Shareholders, it is the intention of the persons named in the accompanying proxy to vote the shares represented as the Board of Directors may recommend.

By Order of the Board of Directors

W. McIlwaine Thompson, Jr.,
Corporate Secretary

Exhibit A

AMENDED AND RESTATED
INSMED INCORPORATED
2000 EMPLOYEE STOCK PURCHASE PLAN

A-1

AMENDED AND RESTATED
INSMED INCORPORATED
2000 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Amended and Restated Insmed Incorporated 2000 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Insmed Incorporated (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Subject to Section 17, One Million Five Hundred Thousand (1,500,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1.  Administration.    The Plan will be administered by the Compensation Committee of the Board of Directors of the Company or such other person or persons appointed by the Company’s Board of Directors (the “Board”) for such purpose (the “Administrator”). The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2.  Offerings.    The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, each Offering will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering.

3.  Eligibility.    All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week.

4.  Participation.    An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to such eligible employee’s appropriate payroll location at least 15 business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) state a whole percentage to be deducted from such eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock for such eligible employee in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such eligible employee are to be issued pursuant to Section 10.    An eligible employee who does not enroll in accordance with these procedures will be deemed to have waived his right to participate. Unless an eligible employee files a new enrollment form or withdraws from the Plan, such eligible employee’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided such eligible employee remains eligible to participate hereunder. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5.  Employee Contributions.    Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of fifteen percent (15%) of such eligible employee’s Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

6.  Deduction Changes.    Except as may be determined by the Administrator in advance of an Offering, a participating employee may not increase or decrease such employee’s payroll deduction during any Offering, but may increase or decrease such employee’s payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established for the Offering). The Administrator may, in advance of any Offering, establish rules permitting an employee to increase, decrease or terminate his payroll deduction during an Offering.

7.  Withdrawal.    A participating employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to such eligible employee’s appropriate payroll location. The employee’s withdrawal will be effective as of the next business day. Following an employee’s withdrawal, the Company will promptly refund to him his entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8.  Grant of Options.    On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, (a) a number of shares of Common Stock determined by dividing such employee’s accumulated payroll deductions on such Exercise Date by the lower of (i) 85% of the Fair Market Value of the Common Stock on the Offering Date, or (ii) 85% of the Fair Market Value of the Common Stock on the Exercise Date, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each employee’s Option shall be exercisable only to the extent of such employee’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less, or such higher price as may be determined by the Administrator in advance of an Offering.

Notwithstanding the foregoing, no employee may be granted an Option hereunder if such employee, immediately after the Option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9.  Exercise of Option and Purchase of Shares.    Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised such employee’s Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as such employee’s accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an employee’s account at the end of an Offering will be refunded to the employee promptly without interest.

10.  Issuance of Certificates.    Certificates or a book entry with the Company’s transfer agent representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, or their, nominee for such purpose.

11.  Definitions.

The term “Compensation” means the amount of total cash compensation, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, including base pay, overtime, commissions, and incentive or bonus awards, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), The NASDAQ Stock Market LLC, The NASDAQ Global Market or national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

2

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12.  Rights on Termination of Employment.    If a participating employee’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in such employee’s account will be paid to such employee or, in the case of such employee’s death, to such employee’s designated beneficiary as if such employee had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if such employee’s employer, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any entity other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment, for this purpose, if the employee is on an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

13.  Special Rules.    Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.

14.  Optionees Not Stockholders.    Neither the granting of an Option to an employee nor the deductions from such employee’s pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to such employee.

15.  Rights Not Transferable.    Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

16.  Application of Funds.    All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17.  Adjustment in Case of Changes Affecting Common Stock.    Notwithstanding anything to the contrary set forth herein, in the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

18.  Amendment of the Plan.    The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within 12 months of such Board action, by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19.  Insufficient Shares.    If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20.  Termination of the Plan.    The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded without interest. This

3

Plan shall terminate on the day that is the tenth anniversary of the effective date of the Plan, determined in accordance with Section 25.

21.  Governmental Regulations.    The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock. The Plan shall be governed by Virginia law except to the extent that such law is preempted by federal law.

22.  Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23.  Tax Withholding.    Participation in the Plan is subject to any minimum required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

24.  Notification Upon Sale of Shares.    Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the Option pursuant to which such shares were purchased.

25.  Effective Date and Approval of Shareholders.    The Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

4

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

P R O X Y

INSMED INCORPORATED
Richmond, Virginia

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD November 30, 2006

The undersigned hereby appoints Geoffrey Allan, Ph.D. and W. McIlwaine Thompson, Jr., or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of common stock of Insmed Incorporated that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held November 30, 2006, and at any and all adjournments or postponements thereof. In their discretion, the Proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

This Proxy is solicited on behalf of the Board of Directors. This Proxy, when properly executed, will be voted in the manner directed in this Proxy by the undersigned shareholder. If no direction is made, this Proxy will be voted "for" the Proposal.

(Please date and sign on the reverse side)

INSMED INCORPORATED OFFERS STOCKHOLDERS OF RECORD
THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL
This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-260-0394, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Daylight Time on November 29, 2006.	Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Daylight Time on November 29, 2006	Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1101, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER

\/   DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL   \/

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.
1.	Adoption of the Amended and Restated 2000 Employee Stock Purchase Plan:	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date ___________________________, 2006

_____________________________________
Print Name

_____________________________________
Signature

Please print and sign your name exactly as it
appears on the stock certificate. Only one of
several joint owners or co-owners need sign.
Fiduciaries should give full title.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.